                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (Form S-3: Nos. 333-48443, 333-43931, 33-61711 and 33-42870 and Form S-8: Nos.
333-27003, 333-27001, 333-20351, 333-06633, 333-03973, 33-53503, 33-29751,
2-90748 and 2-64035) of TRW Inc., of our report dated April 15, 1997, except for
Note 2 - Accounting Policies, Prior period financial information, as to which the date is May 14, 1999, with respect to the consolidated financial statements and schedule of LucasVarity plc for the six months ended January 31, 1997, included in the Current Report on Form 8-K/A of TRW Inc. dated May 17, 1999.


/s/ Ernst & Young                                          /s/ KPMG Audit Plc
Ernst & Young                                              KPMG Audit Plc
                                                           Chartered Accountants
                                                           Registered Auditor


London, England
May 14, 1999






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